MALONE & BAILEY PC
CERTIFIED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registeration Statement on Form S-1/A of our report dated March 10, 2009 with respect to the audited financial statemetns of QE Brushes Inc. for the year ended December 31, 2008 and for the period from July 19, 2007 through December 31, 2007 and 2008.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

November 5, 2009